Exhibit 99.1

Juniata Valley Financial Corp. Announces Results for the Quarter Ended September 30, 2026 and Increased Quarterly Dividend

Mifflintown, PA, October 22, 2026 (GLOBE NEWSWIRE) -- Juniata Valley Financial Corp. (OTCQX:JUVF) (“Juniata”), announced net income for the three months ended September 30, 2026 of $2.9 million, an increase of 40.5% compared to net income of $2.1 million for the three months ended September 30, 2025. Earnings per share, basic and diluted, increased 39.0%, to $0.57, for the three months ended September 30, 2026, compared to $0.41 for the three months ended September 30, 2025. Net income was $8.2 million for the nine months ended September 30, 2026, an increase of 37.4% compared to net income of $6.0 million for the nine months ended September 30, 2025. Earnings per share, basic and diluted, increased 37.0%, to $1.63, for the nine months ended September 30, 2026, compared to $1.19 for the nine months ended September 30, 2025.

President’s Message

President and Chief Executive Officer, Marcie A. Barber stated, “We are very pleased to announce record quarterly net income of $2.9 million, which represents a 41% increase over the third quarter last year. This improvement is the result of quality loan growth at market rates and replacing underpriced securities and loans originated in the prior lower interest rate environment. This dynamic resulted in a $1.4 million increase in net interest income and a 49 basis point improvement in our net interest margin over last year’s third quarter. Net income of $8.2 million for the nine-month period represents a 37% increase compared to the first three quarters of last year. Our credit quality remains strong, with nonperforming loans plus delinquent loans totaling 0.1% of total loans. Our focus for the fourth quarter of 2026 is to continue loan growth through focused proactive outreach and customer-centric responsiveness.”

Financial Results Year-to-Date

Annualized return on average assets for the nine months ended September 30, 2026 was 1.21%, an increase of 31.5% compared to the annualized return on average assets of 0.92% for the nine months ended September 30, 2025. Annualized return on average equity for the nine months ended September 30, 2026 was 17.88%, an increase of 14.2% compared to the annualized return on average equity of 15.65% for the nine months ended September 30, 2025.

Net interest income increased by 22.0%, to $22.6 million, for the nine months ended September 30, 2026 compared to $18.6 million for the nine months ended September 30, 2025. Average earning assets increased $40.1 million, or 4.7%, to $892.6 million for the nine months ended September 30, 2026 compared to the same period in 2025. This increase was due to an increase of $69.1 million, or 12.5%, in average loans, which was partially offset by a decrease of $29.6 million, or 10.1%, in average investment securities as principal paydowns on the mortgage-backed securities portfolio, as well as proceeds from maturities and called securities, were used to fund loan growth rather than being reinvested into the securities portfolio. For the nine months ended September 30, 2026, average interest-bearing liabilities increased $24.5 million, or 4.0%, from the comparable 2025 period. The increase was driven by growth in all categories of interest-bearing deposits, which collectively increased $26.3 million, or 4.7%. Partially offsetting this growth in interest-bearing deposits was a decline in average borrowings of $1.8 million, or 3.5%.

The yield on earning assets increased 37 basis points, to 4.87%, for the nine months ended September 30, 2026 compared to the same period last year, driven by an increase in loan yields of 24 basis points, while the cost to fund interest earning assets with interest bearing liabilities decreased 15 basis points, to 2.08%. The net interest margin, on a fully tax equivalent basis, increased from 2.94% for the nine months ended September 30, 2025 to 3.43% for the nine months ended September 30, 2026.

Juniata recorded a provision for credit losses of $742,000 in the nine months ended September 30, 2026 compared to a provision for credit losses of $669,000 in the nine months ended September 30, 2025. The increase in the provision for credit losses between nine-month periods was due to continued loan growth.

Non-interest income was $4.3 million for both the nine months ended September 30, 2026 and September 30, 2025. Most significantly impacting the comparative nine-month periods was an increase of $235,000 in the change in value of equity securities in the 2026 period, which was partially offset by a $209,000 loss on the sales and calls of securities due to a portfolio yield restructuring plan undertaken in the second quarter of 2026. Also impacting the comparative nine-month periods was an increase of $58,000 in fees derived from loan activity, which was offset by decreases of $89,000 in customer service fees and $63,000 in commissions from sales of non-deposit products.

Non-interest expense was $16.4 million for the nine months ended September 30, 2026 compared to $15.2 million for the nine months ended September 30, 2025, an increase of 7.8%. Most significantly impacting non-interest expense in the comparative nine-month periods were increases in employee compensation and benefits expenses of $303,000 and $571,000, respectively. Also impacting the comparative nine-month periods were increases of $60,000 and $71,000 in occupancy and equipment expenses, respectively, due to increased maintenance and depreciation expenses.

An income tax provision of $1.6 million was recorded for the nine months ended September 30, 2026 compared to an income tax provision of $1.1 million recorded for the nine months ended September 30, 2025. The increase in the income tax provision was due primarily to the increase in taxable income in the 2026 period.

Financial Results for the Quarter

Annualized return on average assets for the three months ended September 30, 2026 was 1.26%, an increase of 34.0%, compared to 0.94% for the three months ended September 30, 2025. Annualized return on average equity for the three months ended September 30, 2026 was 18.13%, an increase of 17.2%, compared to 15.47% for the three months ended September 30, 2025.

Net interest income increased by 20.9%, to $7.9 million, for the three months ended September 30, 2026 compared to $6.6 million for the three months ended September 30, 2025. Average interest earning assets increased 4.2%, to $900.8 million, for the three months ended September 30, 2026 compared to the same period in 2025, due to an increase of $68.7 million, or 12.1%, in average loans, which was partially offset by a decrease of $33.1 million, or 11.5%, in average investment securities. Average interest-bearing liabilities increased $21.9 million, or 3.6%, for the three months ended September 30, 2026, compared to the same period in 2025. The increase was primarily attributable to a $30.5 million, or 5.4%, increase in average interest-bearing deposits, partially offset by an $8.5 million, or 17.0%, decline in average borrowings.

The yield on earning assets increased 36 basis points, to 4.95%, for the three months ended September 30, 2026 compared to same period last year, driven by an increase in loan yields of 20 basis points, while the cost to fund interest earning assets with interest bearing liabilities decreased 16 basis points, to 2.06%. The net interest margin, on a fully tax equivalent basis, increased from 3.04% for the three months ended September 30, 2025 to 3.53% for the three months ended September 30, 2026.

Juniata recorded a provision for credit losses of $186,000 for the three months ended September 30, 2026 compared to a provision for credit losses of $216,000 for the three months ended September 30, 2025.

Non-interest income was $1.5 million for both the three months ended September 30, 2026 and September 30, 2025. Most significantly impacting non-interest income in the comparative three-month periods were identical decreases of $31,000 each of customer service fees, fees derived from loan activity and the change in value of equity securities. Partially offsetting these declines were increases in trust fees and debit card income.

Non-interest expense was $5.7 million for the three months ended September 30, 2026 compared to $5.4 million for the three months ended September 30, 2025, an increase of 5.5%. The increase in noninterest expense during the comparative three-month periods was primarily attributable to increases of $184,000 in employee benefits expense, driven by higher medical claims costs and $82,000 in data processing expense. These increases were partially offset by a $142,000 decrease in employee compensation expense.

An income tax provision of $576,000 was recorded for the three months ended September 30, 2026 compared to an income tax provision of $357,000 recorded for the three months ended September 30, 2025. The increase was primarily attributable to higher taxable income during the 2026 period.

Financial Condition

Total assets as of September 30, 2026 were $913.1 million, an increase of $17.9 million, or 2.0%, compared to total assets of $895.3 million at December 31, 2025. Total debt securities decreased by $18.5 million, or 7.8%, over the same nine-month period as principal paydowns on the mortgage-backed securities portfolio, as well as proceeds from maturities and called securities, were used to fund loan growth rather than being reinvested into the securities portfolio. Total loans increased by $36.0 million, or 6.0%, as of September 30, 2026 compared to year-end 2025 primarily due to an increase in commercial real estate loans. Total deposits increased by $31.7 million, or 4.1%, as of September 30, 2026 compared to December 31, 2025 mainly due to an increase in interest bearing demand and time deposits. Short-term borrowings and repurchase agreements decreased by $22.0 million, or 44.1%, as of September 30, 2026 compared to year-end 2025 primarily due to a decrease in overnight borrowings, while total stockholders’ equity increased $7.2 million, or 12.5% over the same period primarily due to an increase in retained earnings and a decline in accumulated other comprehensive loss.

Juniata maintained a strong liquidity position as of September 30, 2026, with additional borrowing capacity with the Federal Home Loan Bank of Pittsburgh of $254.8 million and $17.9 million in additional borrowing capacity from the Federal Reserve’s Discount Window. In addition, Juniata has internal authorization for brokered deposits of up to $122.0 million. Juniata had no brokered deposits outstanding as of September 30, 2026.

Subsequent Event

On October 20, 2026, the Board of Directors declared an increased cash dividend of $0.2225 per share to shareholders of record on November 17, 2026, payable on December 1, 2026.

Management had considered subsequent events occurring after the statement of condition date through the date of this release for matters which may require adjustment to, or disclosure in, the consolidated financial statements. Management’s subsequent-events review will continue through the filing date of the consolidated financial statements, which will be filed subsequent to the date of this release. Accordingly, the financial information in this release is subject to change.

The Juniata Valley Bank, the principal subsidiary of Juniata Valley Financial Corp., is headquartered in Mifflintown, Pennsylvania, with fifteen community offices located in Juniata, Mifflin, Perry, Franklin, McKean and Potter Counties. More information regarding Juniata Valley Financial Corp. and The Juniata Valley Bank can be found online at www.jvb.bank. Juniata Valley Financial Corp. trades through the OTCQX Best Market under the symbol JUVF.

Forward-Looking Information

*This press release may contain “forward looking” information as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the current views of Juniata’s management with respect to, among other things, future events and Juniata’s financial performance. When words such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “likely,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would,” “outlook,” the negative variations of those words or similar expressions are used in this release, Juniata is making forward-looking statements. Such information is based on Juniata’s current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business, many of which, by their nature, are inherently uncertain and beyond the control of Juniata. These statements are not historical facts or guarantees of future performance, events or results and are subject to risks, assumptions and uncertainties that are difficult to predict. If one or more events related to these or other risks or uncertainties materialize, or if underlying assumptions prove to be incorrect, actual results may differ materially from this forward-looking information. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and many factors could affect future financial results. Juniata undertakes no obligation to publicly update or revise forward looking information, whether because of new or updated information, future events, or otherwise. For a more complete discussion of certain risks and uncertainties affecting Juniata, please see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements” set forth in Juniata’s filings with the Securities and Exchange Commission.

Financial Statements

Juniata Valley Financial Corp. and Subsidiary

Consolidated Statements of Financial Condition

(Dollars in thousands, except share data)	(Unaudited)
	September 30, 2026	December 31, 2025
ASSETS
Cash and due from banks	$5,898	$5,719
Interest bearing deposits with banks	5,989	5,729
Cash and cash equivalents	11,887	11,448

Equity securities	1,584	1,273
Debt securities available for sale	44,188	55,600
Debt securities held to maturity (fair value $163,380 and $179,984, respectively)	175,071	182,205
Restricted investment in bank stock	1,710	2,522
Total loans	637,342	601,378
Less: Allowance for credit losses	(7,807)	(7,083)
Total loans, net of allowance for credit losses	629,535	594,295
Premises and equipment, net	10,003	9,256
Bank owned life insurance and annuities	15,817	15,947
Investment in low-income housing partnerships	269	510
Core deposit and other intangible assets	150	190
Goodwill	9,812	9,812
Deferred tax asset, net	7,470	8,198
Accrued interest receivable and other assets	5,631	4,007
Total assets	$913,127	$895,263
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest bearing	$209,975	$209,865
Interest bearing	603,530	571,934
Total deposits	813,505	781,799

Short-term borrowings and repurchase agreements	27,889	49,906
Other interest bearing liabilities	593	720
Accrued interest payable and other liabilities	6,614	5,465
Total liabilities	848,601	837,890
Commitments and contingent liabilities
Stockholders' Equity:
Preferred stock, no par value: Authorized - 500,000 shares, none issued	—	—
Common stock, par value $1.00 per share: Authorized 20,000,000 shares; Issued - 5,151,279 shares at September 30, 2026 and December 31, 2025; Outstanding - 5,034,291 shares at September 30, 2026 and 5,018,799 shares at December 31, 2025	5,151	5,151
Surplus	24,707	24,820
Retained earnings	61,585	56,696
Accumulated other comprehensive loss	(25,030)	(27,154)
Cost of common stock in Treasury: 116,988 shares at September 30, 2026; 132,480 shares at December 31, 2025	(1,887)	(2,140)
Total stockholders' equity	64,526	57,373
Total liabilities and stockholders' equity	$913,127	$895,263

Juniata Valley Financial Corp. and Subsidiary

Consolidated Statements of Income (Unaudited)

	Three Months Ended		Nine Months Ended
(Dollars in thousands, except share and per share data)	September 30,		September 30,
	2026	2025	2026	2025
Interest income:
Loans, including fees	$9,998	$8,624	$28,704	$24,517
Taxable securities	1,201	1,325	3,681	4,062
Tax-exempt securities	17	30	65	90
Other interest income	19	17	59	54
Total interest income	11,235	9,996	32,509	28,723
Interest expense:
Deposits	2,927	2,903	8,524	8,595
Short-term borrowings and repurchase agreements	376	530	1,323	1,501
Long-term debt	—	—	—	51
Other interest bearing liabilities	5	7	16	21
Total interest expense	3,308	3,440	9,863	10,168
Net interest income	7,927	6,556	22,646	18,555
Provision for credit losses	186	216	742	669
Net interest income after provision for credit losses	7,741	6,340	21,904	17,886
Non-interest income:
Customer service fees	443	474	1,311	1,400
Debit card fee income	469	458	1,369	1,330
Earnings on bank-owned life insurance and annuities	68	71	208	190
Trust fees	123	106	362	349
Commissions from sales of non-deposit products	67	60	167	230
Fees derived from loan activity	171	202	533	475
Loss on sales and calls of securities	—	—	(209)	—
Change in value of equity securities	33	64	311	76
Gain from life insurance proceeds	8	—	8	20
Other non-interest income	85	82	241	270
Total non-interest income	1,467	1,517	4,301	4,340
Non-interest expense:
Employee compensation expense	2,435	2,577	6,953	6,650
Employee benefits	660	476	2,095	1,524
Occupancy	324	278	1,005	945
Equipment	277	251	782	711
Data processing expense	816	734	2,231	2,141
Professional fees	260	256	752	709
Taxes, other than income	93	45	211	171
FDIC Insurance premiums	151	126	417	380
Amortization of intangible assets	13	16	40	51
Amortization of investment in low-income housing partnerships	80	80	241	241
Other non-interest expense	634	605	1,653	1,671
Total non-interest expense	5,743	5,444	16,380	15,194
Income before income taxes	3,465	2,413	9,825	7,032
Income tax provision	576	357	1,617	1,057
Net income	$2,889	$2,056	$8,208	$5,975
Earnings per share
Basic	$0.57	$0.41	$1.63	$1.19
Diluted	$0.57	$0.41	$1.63	$1.19

Michael Wolf

Email: michael.wolf@jvbonline.com

Phone: (717) 436-7203